Exhibit 99.1

iBasis Reports Results for Third Quarter 2005; Company Eliminates Bond Debt, Achieves Third Consecutive Quarter of Positive Cash Flow, Announces Stock Repurchase Program

    BURLINGTON, Mass.--(BUSINESS WIRE)--Oct. 27, 2005--iBasis, Inc. (OTCBB: IBAS), a leader in international long distance, VoIP, and prepaid calling cards, today announced results for the third quarter ended September 30, 2005.
    Revenue for the third quarter of 2005 was $94.6 million, compared to $70.4 million for the third quarter of 2004. Net loss for the third quarter of 2005 was $1.7 million, or $(0.02) per share, compared to net loss for the third quarter of 2004 of $1.0 million, or $(0.02) per share. Net loss for Q3 2005 included a $1.3 million charge for debt conversion premiums and transaction costs. Net loss for Q3 2004 included a $1.9 million gain from discontinued operations.
    The Company also announced a stock buy-back program to repurchase up to $5 million of iBasis common stock over the next year. iBasis will fund the repurchase out of working capital.

    Highlights of the third quarter include:

    -- Became bond-debt free with positive stockholders' equity after converting remaining bonds to equity;

    --  Achieved third consecutive quarter of positive cash flow; and

    --  Carried 2.0 billion minutes of traffic, a 10% increase over Q2
        2005.

    "We made important progress during the third quarter, despite flat sequential revenue and a decline in margin. In particular, we accomplished a major milestone in eliminating our debt and generated significant stockholders' equity in the process," said Ofer Gneezy, president and CEO of iBasis. "We also achieved positive cash flow for the third consecutive quarter. In the first nine months of 2005, we surpassed the revenue and minutes of use for the full year 2004, which is evidence of the growing demand for our services. We also swung a $7.7 million loss from operations in the first nine months of last year to a $2.4 million profit in the same period this year, which is a sign of our ongoing efficiency improvements.
    "In our Trading business we experienced substantial growth in our traffic from companies that provide retail VoIP services during the quarter. However, this was offset by the continued decline in revenue from China traffic, which had surged in Q1 of this year. We believe our China traffic has stabilized as a smaller portion of our business, and additional downside is limited.
    "The growth in our traffic from retail VoIP companies is especially encouraging as it is occurring within a rapidly-growing market segment, and we believe it will help to drive a resumption of margin growth. During the quarter, we added a number of new customers from this segment, including SOFTBANK's Yahoo BB unit, the largest retail VoIP company in Japan. We now have more than 20 retail VoIP companies as customers, representing more than six million VoIP users worldwide. We are in testing with additional significant companies in this space and look forward to bringing them online soon. We believe we have established iBasis as the leading provider of call termination services for retail VoIP companies.
    "In our Retail business, we are encouraged by the growth in both realized and deferred revenue during the quarter. However, aggressively-priced new cards did not gain traction early enough to have the desired impact on the results for the quarter.
    "We exited the quarter with momentum in both our Retail and Trading businesses, and in October we achieved a single-day traffic record of more than 30 million minutes. We have established iBasis as the preferred provider in the explosive retail VoIP space. We are bond-debt free, and we continue to be in the sweet spot of the global communications industry.
    "The stock repurchase program reflects our continued confidence in our business and in our ability to capitalize on the significant opportunities before us."


          ($ in millions)                Trading     Retail     Total
----------------------------------------------------------------------
Revenue                                   $77.0       $17.6     $94.6
----------------------------------------------------------------------
Gross Margin(a)                            $8.8        $2.7     $11.5
----------------------------------------------------------------------
Gross Margin %                             11.4%       15.4%     12.2%

(a)  Net Revenue less Data Communications and Telecommunications costs


    Key Indicators

    Minutes of use on The iBasis Network(TM) in the third quarter 2005 rose to 2.0 billion, a 53% increase over the 1.3 billion minutes carried in the third quarter 2004, and a 10% increase over the 1.8 billion minutes in the second quarter 2005. Average revenue per minute
(ARPM) was 4.8 cents in the third quarter 2005 compared to 5.3 cents in the second quarter 2005. This change was largely due to an increase in traffic to lower ARPM countries, such as Mexico and Brazil. ARPM is based on our reported net revenue divided by minutes of traffic.

    Operational Milestones

    Overseas-originated calls accounted for 45% of revenue in the third quarter of 2005, compared to 48% of revenue in the second quarter 2005. iBasis ended the third quarter with 371 customers, compared to 348 at the end of the second quarter. New customers announced during the quarter included SOFTBANK, and its Yahoo BB retail VoIP company; Telefonica Deutschland; Voiceserve, a UK-based VoIP provider to retail consumers and corporations; and Telemar, a strong local carrier in Brazil that is expanding into international services.

    Guidance

    The following statements are forward-looking and actual results may differ materially due to factors noted below, among others. The information provided in this financial outlook is as of October 27, 2005, and supersedes all previous guidance.

    The Company believes that in 2005 it will:

    --  achieve 40 to 50% year-over-year revenue growth;

    -- achieve positive net income for the year, excluding debt conversion costs; and

    --  be cash flow positive for 2005.

    Planned cash expenditures for 2005 include $7 to $8 million in capital asset investments.

    About iBasis

    Founded in 1996, iBasis (OTCBB: IBAS) is a leading wholesale carrier of international long distance telephone calls and a provider of retail prepaid calling services, including the Pingo(TM) web-based offering (www.pingo.com) and disposable calling cards, which are sold through major distributors and available at retail stores throughout the U.S. iBasis customers include many of the largest telecommunications carriers in the world, including AT&T, Cable & Wireless, China Mobile, China Unicom, MCI, Sprint, Skype, and Telefonica. iBasis carried approximately 5 billion minutes of international voice over IP (VoIP) traffic in 2004, and is one of the ten largest carriers of international voice traffic in the world(1). For four consecutive years service providers named iBasis the best international wholesale carrier in ATLANTIC-ACM's annual International Wholesale Carrier Report Card(2). iBasis was also ranked among the fastest-growing technology companies in New England in the 2002, 2003, and 2004 Technology Fast 50 programs sponsored by Deloitte & Touche. The Company can be reached at its worldwide headquarters in Burlington, Massachusetts, USA at 781-505-7500 or on the Internet at www.ibasis.com.

    iBasis and Pingo are registered marks, and The iBasis Network is a trademark of iBasis, Inc. All other trademarks are the property of their respective owners.

    Except for historical information, all of the expectations, projections and assumptions contained in the foregoing press release, including those relating to the company's current expectations regarding revenue growth, sources of revenue, margin improvement, future capital expenditures, and cash flows constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. Important factors that could cause actual results to differ materially from such forward-looking statements include, but are not limited to, (i) the extent of adoption of the company's services and the timing and amount of revenue and margin generated by these services; (ii) fluctuations in the market for and pricing of these services; and (iii) the other considerations described as "Risk Factors" in iBasis' most recent Forms 10-K and 10-Q, and the company's other SEC filings. We have no current intention to update any forward-looking statements.

    Use of Non-GAAP Financial Data

    The Company provides certain financial data in addition to providing financial results in accordance with GAAP. This data is not in accordance with, or an alternative to GAAP, and may be different from Non-GAAP financial data used by other companies. This Non-GAAP financial data includes average revenue per minute, which the Company believes provides useful information, to both its management and investors about the Company's current performance.

    (1)Telegeography 2005 data compared with iBasis 2004 traffic volume.

    (2)ATLANTIC-ACM International Wholesale Carrier Report Card -
2002, 2003, 2004, & 2005.



                             iBasis, Inc.
                 Condensed Consolidated Balance Sheets
                            (In thousands)


                                           September 30, December 31,
                                               2005          2004
                                           ------------- -------------
                                                   (Unaudited)
                 Assets

Cash, cash equivalents and short-term
 investments                                $    43,310    $   38,825
Accounts receivable, net                         43,723        34,133
Prepaid expenses and other current assets         3,179         2,420
Property and equipment, net                      12,021        11,861
Deferred debt financing costs, net                  ---           177
Other assets                                        365           360
                                           ------------- -------------

    Total assets                            $   102,598    $   87,776
                                           ============= =============

  Liabilities and Stockholders' Equity

Accounts payable                            $    27,545    $   24,340
Accrued expenses                                 20,731        12,186
Deferred revenue                                  8,442         6,303
Current portion of long term debt                 1,370         1,775
Long term debt, net of current portion            1,997        65,933
Other long term liabilities                       1,016         1,132
                                           ------------- -------------

    Total liabilities                            61,101       111,669
Stockholders' equity (deficit)                   41,497      ( 23,893)
                                           ------------- -------------

    Total liabilities and stockholders'
     equity                                 $   102,598    $   87,776
                                           ============= =============


                             iBasis, Inc.
            Condensed Consolidated Statements of Operations
                 (In thousands, except per share data)

                                                   Three Months Ended
                                                      September 30,
                                                   -------------------
                                                       2005      2004
                                                   --------- ---------

                                                       (Unaudited)
Net revenue                                         $94,644   $70,359

Cost and operating expenses:
     Data communications and telecommunications
      (excluding depreciation and amortization)      83,143    60,037
     Research and development                         3,076     3,585
     Selling and marketing                            2,999     2,308
     General and administrative                       4,102     3,702
     Depreciation and amortization                    1,682     2,141

                                                   --------- ---------
       Total costs and operating expenses            95,002    71,773
                                                   --------- ---------

Loss from operations                                  ( 358)  ( 1,414)

     Interest income (expense), net                     166   ( 1,428)
     Other expenses, net                               ( 40)     ( 71)
     Foreign exchange (loss) gain, net                ( 174)      222
     Debt conversion premium and transaction costs   (1,314)      ---
     Debt refinancing transaction costs                 ---     ( 205)

                                                   --------- ---------
Loss from continuing operations                     ( 1,720)  ( 2,896)

Income from discontinued operations                     ---     1,861

                                                   --------- ---------
Net loss                                           $ (1,720) $ (1,035)
                                                   ===================

Net income (loss) per share:
  Continuing operations                             $( 0.02)  $( 0.06)
  Discontinued operations                               ---      0.04
                                                   --------- ---------
  Total net loss per share                         $ ( 0.02) $ ( 0.02)
                                                   ========= =========

Weighted average common shares outstanding:
  Basic                                              88,924    47,884
  Diluted                                            88,924    47,884


                             iBasis, Inc.
            Condensed Consolidated Statements of Operations
                 (In thousands, except per share data)

                                                   Nine Months Ended
                                                      September 30,
                                                  --------------------
                                                      2005       2004
                                                  --------- ----------

                                                      (Unaudited)
Net revenue                                       $277,897   $188,542

Cost and operating expenses:
     Data communications and telecommunications
      (excluding depreciation and amortization)    241,318    160,693
     Research and development                        9,334     10,665
     Selling and marketing                           8,592      6,440
     General and administrative                     11,161     10,001
     Depreciation and amortization                   5,128      8,452

                                                  --------- ----------
       Total costs and operating expenses          275,533    196,251
                                                  --------- ----------

Income (loss) from operations                        2,364    ( 7,709)

     Interest expense, net                         ( 1,732)   ( 2,948)
     Other expenses, net                             ( 200)     ( 156)
     Foreign exchange (loss) gain, net               ( 754)       302
     Loss on non-marketable long-term security         ---    ( 5,000)
     Debt conversion premium and transaction
      costs                                        ( 1,975)       ---
     Debt Refinancing-related charges:
        Transaction costs                              ---    ( 2,159)
        Additional interest, net                       ---      ( 481)

                                                  --------- ----------
Loss from continuing operations                    ( 2,297)  ( 18,151)

Income from discontinued operations                    ---      1,861

                                                  --------- ----------
Net loss                                          $( 2,297) $ (16,290)
                                                  ====================

Net (loss) income per share:
  Continuing operations                           $ ( 0.03)  $ ( 0.39)
  Discontinued operations                              ---       0.04
                                                  --------- ----------
  Total net loss per share                        $ ( 0.03) $   (0.35)
                                                  ========= ==========

Weighted average common shares outstanding:
  Basic                                             73,300     46,411
  Diluted                                           73,300     46,411

    CONTACT: Media:
             iBasis, Inc.
             Chris Ward, 781-505-7557
             cward@ibasis.net
             or
             Investors:
             Richard Tennant, 781-505-7409
             ir@ibasis.net